UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 6, 2019

Amtech Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Arizona	000-11412	86-0411215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 S. Clark Drive, Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 967-5146
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
_____________________________________________________________________________________________
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

[ ]	Emerging growth company

[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 6, 2019, Amtech Systems, Inc.’s (“Amtech” or the “Company”) Board of Directors appointed Michael Whang to the position of Vice President and Chief Operating Officer and appointed Lisa Gibbs to the position of Vice President and Chief Financial Officer. Both appointments are effective immediately. Mr. Whang and Ms. Gibbs will each receive a one-time bonus of $5,000 and a one-time grant of 10,000 incentive stock options to vest equally over a three-year vesting period. Robert Hass, the Company’s former Chief Financial Officer, was promoted to Executive Vice President.

Michael Whang, 47, joined the Company in April 2004 as Director of Information Technology and Risk Management. In May 2016, Michael Whang was promoted to Chief Risk Officer and Chief Information Officer. His responsibilities at Amtech included roles in corporate strategy and operations, compliance, and M&A due diligence and post-acquisition activity, culminating in operational oversight of the Company’s U.S. operations. He was promoted to Vice President of Operations on January 4, 2018 and to Vice President and Chief Operating Officer on March 6, 2019. Prior to joining Amtech, Michael Whang served in various information technology management roles at several technology corporations. Michael Whang is the son of Jong S. Whang, Amtech’s founder and Executive Chairman.

Lisa Gibbs, 44, joined Amtech in September 2016 as Corporate Controller and was promoted to Vice President and Chief Accounting Officer on January 4, 2018. Ms. Gibbs was promoted to Vice President and Chief Financial Officer on March 6, 2019. Prior to joining Amtech, Ms. Gibbs was a partner in a private consulting firm where she assisted clients with a variety of accounting and finance needs. From 2002 to 2014, Ms. Gibbs was the Vice President of Internal Audit for Insight Enterprises, Inc, a Fortune 500 publicly-traded information technology company. Ms. Gibbs began her career in public accounting with Arthur Andersen LLP. She is a Certified Public Accountant in the State of Arizona.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 6, 2019, the Company held its 2019 Annual Meeting of Shareholders (the “Annual Meeting”). Shareholders of record at the close of business on January 18, 2019 were entitled to vote at the meeting. The shareholders considered four proposals, each of which are described in detail in the Company’s definitive proxy statement dated January 25, 2019. The total number of shares represented in person or by proxy at the Annual Meeting was 12,530,189 or 88.07% of the 14,227,580 shares eligible to vote. The results of the votes are as follows:
Proposal 1 - Election of directors
The individuals listed below received the highest number of affirmative votes of the outstanding shares of the Company’s common stock present or represented by proxy and voting at the Annual Meeting and were elected at the Annual Meeting to serve a one-year term on the Company’s board of directors.

	For	Withheld	Broker Non-Votes
Jong S. Whang	7,102,320	424,304	5,003,565
Robert M. Averick	6,833,984	692,640	5,003,565
Michael Garnreiter	6,811,931	714,693	5,003,565
Robert F. King	5,663,845	1,862,779	5,003,565
Sukesh Mohan	7,119,791	406,833	5,003,565

Proposal 2 - Ratification of the appointment of Mayer Hoffman McCann P.C as the Company’s independent registered public accounting firm for fiscal year 2019
The shareholders ratified the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for fiscal year 2019.

For	Against	Abstain	Broker Non-Votes
11,412,824	217,541	899,824	0

Proposal 3 - Advisory vote to approve named executive officer compensation
The shareholders approved, on an advisory basis, the compensation of the named executive officers.

For	Against	Abstain	Broker Non-Votes
6,215,089	463,750	847,785	5,003,565

Proposal 4 - Approve an amendment to the Company’s 2007 Employee Stock Incentive Plan
The shareholders approved the amendment to the Company’s 2007 Employee Stock Incentive Plan.

For	Against	Abstain	Broker Non-Votes
5,769,107	1,720,399	37,118	5,003,565

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMTECH SYSTEMS, INC.

Date:	March 8, 2019	By: /s/ Lisa D. Gibbs
Name: Lisa D. Gibbs
Title: Vice President and Chief Financial Officer